As filed with the U.S. Securities and Exchange Commission on August 12, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kensington Capital Acquisition Corp. V

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1592043
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
	1400 Old Country Road, Suite 301 Westbury, New York 11590 (703) 674-6514

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Justin Mirro

c/o Kensington Capital Acquisition Corp. V

1400 Old Country Road, Suite 301

Westbury, New York 11590 (703) 674-6514

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles. A. Samuelson Gary J. Simon Hughes Hubbard & Reed LLP One Battery Park Plaza New York, New York 10004 (212) 837-6200	David J. Goldschmidt Gregg A. Noel Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York 10001 (212) 735-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-257993

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and three-fourths of one redeemable warrant(2)	1,725,000 Units	$10.00	$17,250,000	$1,881.98
Class A ordinary shares included as part of the units(3)	1,725,000 Shares	—	—	— (4)
Redeemable warrants included as part of the units(3)	1,293,750 Redeemable Warrants	—	—	— (4)
Shares issuable upon exercise of redeemable warrants included as part of the units	1,293,750 Shares	$11.50	$14,878,125(5)	1,623.21
Total			$32,128,125	$3,505.19(6)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)

Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-257993).

(3)

Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g) under the Securities Act.
(5)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.
(6)

The Registrant previously registered securities having a proposed maximum aggregate offering price of $481,921,875 on its Registration Statement on Form S-1, as amended (File No. 333-257993), which was declared effective by the Securities and Exchange Commission on August 12, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $32,128,125 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by Kensington Capital Acquisition Corp. V, a Cayman Islands exempted company (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-257993) (the “Prior Registration Statement”), initially filed by the Registrant on July 19, 2021 and declared effective by the Securities and Exchange Commission on August 12, 2021. This Registration Statement covers the registration of an additional 1,725,000 of the Registrant’s units, each consisting of one of the Registrant’s Class A ordinary shares, $0.0001 par value per share, and three-fourths of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one of the Registrant’s Class A ordinary shares. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Securities and Exchange Commission (the “Commission”) that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of August 13, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than August 13, 2021.

PART II

Information not required in prospectus

Item 16. Exhibits and Financial Statement Schedules.

(a)

Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-257993) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit	Description
5.1	Opinion of Hughes Hubbard & Reed LLP

5.2	Opinion of Maples and Calder (Cayman) LLP, Cayman Islands legal counsel to the Registrant

23.1	Consent of Marcum LLP

23.2	Consent of Hughes Hubbard & Reed LLP (included in Exhibit 5.1)

23.2	Consent of Maples and Calder (Cayman) LLP, Cayman Islands legal counsel to the Registrant (included in Exhibit 5.2)

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Signatures

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of August, 2021.

KENSINGTON CAPITAL ACQUISITION CORP. V

By:	/s/ Justin Mirro
Name:	Justin Mirro
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Justin Mirro	Chairman and Chief Executive Officer (Principal Executive Officer)	August 12, 2021
Justin Mirro

/s/ Daniel Huber	Chief Financial Officer (Principal Financial and Accounting Officer)	August 12, 2021
Daniel Huber

/s/ John Arney	Vice Chairman and President	August 12, 2021
John Arney

/s/ Anders Pettersson	Director	August 12, 2021
Anders Pettersson

/s/ Mitchell Quain	Director	August 12, 2021
Mitchell Quain

/s/ Mark Robertshaw	Director	August 12, 2021
Mark Robertshaw

/s/ Nickolas Vande Steeg	Director	August 12, 2021
Nickolas Vande Steeg

/s/ William Kassling	Director	August 12, 2021
William Kassling

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